UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2019

MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    337-237-8343

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	MSL	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 18, 2019, MidSouth Bancorp, Inc. (“MidSouth”) held a Special Meeting of Shareholders (the “Special Meeting”) for the purposes of: (i) approval of the Agreement and Plan of Merger, dated as of April 30, 2019, by and between Hancock Whitney Corporation and MidSouth (the “Agreement and Plan of Merger”) and the transactions contemplated thereby; (ii) approval, on an advisory (non-binding) basis, of the compensation that certain executive officers may receive in connection with the merger of Hancock Whitney Corporation and MidSouth pursuant to existing agreements or arrangements with MidSouth; and (iii) approval of a proposal for adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to establish a quorum or to approve the Agreement and Plan of Merger. As of the close of business on August 12, 2019, the record date for the Special Meeting, 16,732,149 shares of common stock, par value, $0.10 per share, of MidSouth (the “Common Stock”) were outstanding and entitled to vote. At the Special Meeting, 12,717,073, or approximately 76%, of the outstanding Common Stock entitled to vote were represented in person or by proxy. This constituted a quorum for all matters to be presented at the Special Meeting.

The results of the voting at the Special Meeting are as follows:

Proposal 1 – Merger Proposal

By the following vote, the shareholders did approve the Agreement and Plan of Merger and the transactions contemplated thereby:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,456,731	245,232	15,110	N/A

Proposal 2 – Compensation Proposal

By the following vote, the shareholders did approve, on an advisory (non-binding) basis, the compensation that certain executive officers of MidSouth may receive in connection with the merger of Hancock Whitney Corporation and MidSouth pursuant to existing agreements or arrangements:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,107,676	1,541,516	67,880	N/A

Proposal 3 – Adjournment Proposal

In connection with the Special Meeting, MidSouth also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal. The adjournment proposal was not submitted to MidSouth shareholders for approval at the Special Meeting because MidSouth shareholders approved the merger proposal, as noted above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 18, 2019	By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer